Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of John Hancock Variable Insurance Trust:

In planning and performing our audit of the financial statements of each of the seventy-nine funds John Hancock Variable Insurance Trust ("JHVIT") (identified in Attachment 1) (the “Funds”) as of and for the period ended December 31, 2011, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds’ internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds’ internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of December 31, 2011.

This report is intended solely for the information and use of management and the Board of Trustees of John Hancock Variable Insurance Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts

February 29, 2012

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Attachment 1

JHVIT Active Bond Trust
JHVIT All Cap Core Trust
JHVIT All Cap Value Trust
JHVIT Alpha Opportunities Trust
JHVIT American Asset Allocation Trust
JHVIT American Asset High-Income Bond Trust
JHVIT American Blue Chip Income & Growth Trust
JHVIT American Global Growth Trust
JHVIT American Global Small Cap Trust
JHVIT American Growth Trust
JHVIT American Growth-Income Trust
JHVIT American International Trust
JHVIT American New World Trust
JHVIT Balanced Trust
JHVIT Blue Chip Growth Trust
JHVIT Bond PS Series
JHVIT Bond Trust
JHVIT Capital Appreciation Trust
JHVIT Capital Appreciation Value Trust
JHVIT Core Allocation Plus Trust
JHVIT Core Allocation Trust
JHVIT Core Bond Trust
JHVIT Core Disciplined Diversification Trust
JHVIT Core Fundamental Holdings Trust
JHVIT Core Global Diversification Trust
JHVIT Disciplined Diversification Trust
JHVIT Emerging Markets Value Trust
JHVIT Equity-Income Trust
JHVIT Financial Services Trust
JHVIT Founding Allocation Trust
JHVIT Fundamental All Cap Core Trust
JHVIT Fundamental Large Cap Value Trust
JHVIT Fundamental Value Trust
JHVIT Global Bond Trust
JHVIT Global Trust
JHVIT Growth Equity Trust
JHVIT Health Sciences Trust
JHVIT Heritage Trust
JHVIT High Yield Trust
JHVIT Income Trust
JHVIT International Core Trust
JHVIT International Growth Stock Trust
JHVIT International Opportunities Trust
JHVIT International Small Company Trust
JHVIT International Value Trust

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JHVIT Investment Quality Bond
JHVIT Fundamental Holdings (formerly American Fundamental Holdings
Trust)
JHVIT Global Diversification (formerly American Global Diversification Trust)
JHVIT Large Cap Trust
JHVIT Lifestyle Balanced PS Series
JHVIT Lifestyle Conservative PS Series
JHVIT Lifestyle Growth PS Series
JHVIT Lifestyle Moderate PS Series
JHVIT Mid Cap Stock Trust
JHVIT Mid Cap Value Equity Trust
JHVIT Mid Value Trust
JHVIT Money Market Trust
JHVIT Money Market Trust B
JHVIT Mutual Shares Trust
JHVIT Natural Resources Trust
JHVIT New Income Trust
JHVIT Real Estate Securities Trust
JHVIT Real Return Bond Trust
JHVIT Science & Technology Trust
JHVIT Short Term Government Income Trust
JHVIT Small Cap Growth Trust
JHVIT Small Cap Opportunities Trust
JHVIT Small Cap Value Trust
JHVIT Small Company Growth Trust
JHVIT Small Company Value Trust
JHVIT Smaller Company Growth Trust
JHVIT Strategic Allocation Trust
JHVIT Strategic Income Opportunities Trust
JHVIT Total Return Trust
JHVIT U.S. Equity Trust
JHVIT Ultra Short Term Bond Trust
JHVIT Utilities Trust
JHVIT Value & Restructuring Trust
JHVIT Value Trust

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